UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026 (August 21, 2026)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2026, Gray Media, Inc. (“Gray”, “we” or the “Company”) issued $750,000,000 in aggregate principal amount of its 7.500% senior secured first lien notes due 2034 (the “Notes”) pursuant to an indenture, dated as of August 21, 2026, between Gray, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Indenture”). The Notes were issued at par. The Notes were offered and sold pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the Notes are being used to (i) redeem $675 million outstanding principal amount of the Company’s 10.500% senior secured first lien notes due 2029 (the “2029 Notes”), (ii) repay $21 million of outstanding borrowings under the Company’s revolving credit facility, and (iii) pay fees and expenses in connection with the offering, which includes the call premium and accrued and unpaid interest on the 2029 Notes being redeemed. This Current Report on Form 8-K does not constitute an offer to purchase, a notice of redemption or a solicitation of an offer to purchase any of the 2029 Notes.

The terms of the Notes are governed by the Indenture. The Indenture contains covenants that limit the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into certain transactions with affiliates of the Company; (iv) enter into certain transactions that restrict distributions from restricted subsidiaries; (v) sell or otherwise dispose of assets; (vi) create or incur liens; (vii) merge, consolidate or sell all or substantially all of the Company’s assets; (viii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of notes, as applicable, issued under such Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of notes.

The Notes mature on September 15, 2034. Interest accrues on the Notes from August 21, 2026, and is payable semiannually, on March 15 and September 15 of each year, beginning on March 15, 2027. We may redeem some or all of the Notes at any time after September 15, 2029 at redemption prices specified in the Indenture. We may also redeem up to 40% of the aggregate principal amount of the Notes at 107.500% prior to September 15, 2029 using the net cash proceeds from certain equity offerings, provided, however, that at least 60% of the aggregate principal amount of the Notes originally issued on August 21, 2026 remains outstanding immediately after such redemption. In addition, we may redeem some or all of the Notes at any time prior to September 15, 2029 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make whole premium set forth in the Indenture. Prior to September 15, 2029, we may redeem up to 10% of the original principal amount of the Notes (including any additional notes) in any calendar year commencing with the calendar year in which the issue date occurs (but no more than three times in total), at a price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes.

A copy of the Indenture is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1 and is incorporated by reference herein. The Form of Notes, attached to the Indenture as Exhibit A, is attached to this Report as Exhibit 4.2 and is incorporated by reference herein. The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the complete text of the Indenture.

The Notes and related guarantees are Gray’s and the guarantors’ senior secured first lien obligations. The Notes and guarantees will:

●	rank pari passu in right of payment with all of Gray’s and the guarantors’ existing and future senior, unsubordinated debt;
●	be senior in right of payment to all of Gray’s and the guarantors’ future subordinated debt;
●	be effectively subordinated to any of Gray’s or the guarantors’ existing and future debt that is secured by a lien on any assets not constituting collateral to the extent of the value of such assets;
●	rank pari passu in right of security with all of Gray’s existing and future debt that is secured by a first priority lien on the collateral; and
●
be effectively senior to all existing and future debt that is either unsecured or secured by a lien that is junior to the lien securing the Notes and the guarantees, in each case to the extent of the value of the collateral.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01	Other Events.

On August 21, 2026, Gray issued a press release (the “Press Release”) announcing the closing of the sale of the Notes. A copy of the Press Release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of August 21, 2026, by and among Gray Media, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 7.500% Senior Secured First Lien Note due 2034 (included in Exhibit 4.1).

99.1	Press release issued by Gray Media, Inc., on August 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

August 21, 2026	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer